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                                                                    Exhibit 99.4

                        NOTE PURCHASE AND SALE AGREEMENT

This Note Purchase and Sale Agreement (the "Agreement") is made and entered into as of December 31, 2001, by and between Ilion Technology Corporation, a Delaware corporation ("Ilion"), Arch Hill Capital N.V., a Netherlands company (the "Investor") and Lithium Technology Corporation ("LTC").

                                    RECITALS

         WHEREAS, LTC and Ilion have entered into an Agreement to terminate the LTC-Ilion Merger Agreement, and all related agreements (the "LTC-Ilion Termination Agreement").

         WHEREAS, Ilion is the holder of certain convertible notes issued by LTC as set forth herein;

         WHEREAS, the Investor desires to purchase and Ilion desires to sell such convertible notes on the terms set forth herein;

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. SALE OF THE PROMISSORY NOTES

         In consideration of all the aggregate benefits to Ilion pursuant to the LTC-Ilion Termination Agreement, at the Closing (as defined below) Ilion agrees to sell to the Investor and the Investor agrees to purchase, subject to all of the terms and conditions hereof, the promissory notes of LTC set forth on Annex A (the "Notes") for the purchase price set forth on Annex A which are convertible into the number of shares of LTC Common Stock (the "Shares") set forth on Annex A.

2. CLOSING

         The closing of the purchase and sale of the Notes will take place on December 31, 2001 (the "Closing"). At the Closing, Ilion will deliver to the Investor the Notes to be purchased by such Investor and the duly executed Assignment in the form attached hereto as Annex B against receipt by Ilion of the purchase price set forth on Annex A.

3. REISSUANCE OF NOTES

         At the Closing, LTC will cancel the outstanding Notes and reissue a note in the form attached hereto as Annex C in the name of the Investor for the principal amount set forth on Annex A.

4. REPRESENTATIONS AND WARRANTIES OF ILION

         Ilion hereby represents and warrants to the Investor and LTC as follows:
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                  4.1 Organization and Good Standing; Power and Authority;
Qualifications. Ilion (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to enter into and carry out the transactions contemplated by this Agreement.

                  4.2 Authorization of the Agreement. The execution, delivery and performance by Ilion of this Agreement has been duly authorized by all requisite corporate action on the part of Ilion, and this Agreement constitutes a legal, valid and binding obligation of Ilion, enforceable against Ilion in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  4.3 No Conflict. The execution, delivery and performance by Ilion of this Agreement and the consummation by Ilion of the transactions contemplated hereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to Ilion, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of Ilion under any material contract to which Ilion is a party or (c) violate the Certificate of Incorporation or the Bylaws of Ilion.

                  4.4 No Set-off, Defenses etc. Ilion is the beneficial owner and owner of record of the Notes and owns the Notes free and clear of any and all liens or other encumbrances of any nature. Ilion has not permitted any set-off to be made under, or made any transfer or assignment of, the Notes or made any agreement for the foregoing. Ilion has no knowledge of any defenses against performance under the Notes that any party may have.

5. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor hereby represents and warrants to Ilion and LTC as follows:

                  5.1 Organization and Good Standing; Power and Authority. The Investor (i) is a corporation duly organized, validly existing and in good standing under the laws of its organization, and (ii) has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to enter into and carry out the transactions contemplated by this Agreement.

                  5.2 Authorization of the Agreement. This Agreement constitutes a valid and legally binding obligation of the Investor except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  5.3 No Conflict. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Investor, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of the Investor under any material contract to which the Investor is a party or (c) violate any organizational document of the Investor.

                  5.4 Investment Representation.

                  The Investor represents to LTC and Ilion as follows:

         (a) The Investor has received and had the opportunity to review LTC's Form 10-KSB dated December 31, 2000, Form 10-QSB dated March 31, 2001, Form 10-QSB dated June 30, 2001, Form 10-QSB dated September 30, 2001, Form 8-K dated February 14, 2001, and Form 8-K dated December 12, 2001 (collectively, the "Disclosure Documents").

         (b) The Investor or Investor's designated representatives have had the opportunity to conduct a satisfactory initial due diligence investigation of LTC and have had an opportunity to review the Disclosure Documents and to have all of their questions related thereto satisfactorily answered. Notwithstanding the foregoing LTC and Ilion acknowledge that the Investor expects to perform a further due diligence investigation of LTC as the Investor and LTC move toward closing, inter alia, the merger transaction, all as more accurately described in that certain Letter of Intent dated December 5, 2001, as extended, between LTC and GAIA Akkumulatorenwerke GmbH. However, Investor acknowledges and agrees that the extent of due diligence performed to date of LTC is sufficient to make an investment decision with respect to the Notes and Shares being purchased hereunder.

         (c) The Investor acknowledges that the Notes and Shares are speculative and involve a high degree of risk and the Investor represents that it is able to sustain the loss of the entire amount of its investment.

         (d) The Investor (or its members and/or officers) has previously invested in unregistered securities and has sufficient financial and investing expertise to evaluate and understand the risks of the Notes and Shares.

         (e) The Investor has received from LTC or Ilion, and is relying on, no representations except as set forth in this Agreement, the Disclosure Documents or the 3-Year Preliminary Budget and the Income/Expense Budget prepared by LTC or projections with respect to LTC's business and prospects which Investor acknowledges are forward-looking documents that involve risks and uncertainties that could cause actual results to differ materially from those projected in the budgets and projections.
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         (f) The Investor is an "accredited investor" within the meaning of
Regulation D under the Securities Act of 1933 (the "Securities Act").

         (g) The Investor acknowledges that the Notes and Shares have not been registered under the Securities Act and applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such state securities laws.

         (h) The Investor acknowledges that it will not be able to transfer the Notes and Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom.

         (i) The certificates and/or instruments evidencing the Notes and Shares will contain the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


6. REPRESENTATIONS AND WARRANTIES OF LTC

         LTC hereby represents and warrants to the Investor and Ilion as follows:

                  6.1 Organization and Good Standing; Power and Authority; Qualifications. LTC (a) is a corporation duly organized, validly existing and in good standing under the laws of the Delaware, and (b) has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to enter into and carry out the transactions contemplated by this Agreement.

                  6.2 Authorization of the Agreement. The execution, delivery and performance by LTC of this Agreement and the Notes have been duly authorized by all requisite corporate action on the part of LTC, and this Agreement and the Notes constitute legal, valid and binding obligations of LTC, enforceable against LTC in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  6.3 No Conflict. The execution, delivery and performance by LTC of this Agreement and the Notes and the consummation by LTC of the transactions contemplated hereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to LTC, or any of its properties or assets,
(b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of LTC under any material contract to which LTC is a party or (c) violate the Certificate of Incorporation or the Bylaws of LTC.

                  6.4 No Undisclosed Liabilities. LTC does not have any liabilities or obligations (whether or not absolute or contingent) and none of its assets is subject to any liabilities or obligations which are not fairly reflected in the Disclosure Documents, other than liabilities incurred in the ordinary course of business consistent with past practice or other than those set forth on set Schedule 6.4 attached hereto.

                  6.5. Litigation. There is no lawsuit, claim, action, investigation or proceeding pending or, to the knowledge of LTC, threatened against LTC or any of LTC's affiliates, directors, officers or agents relating to LTC or its business other than those set forth on Schedule 6.5 attached hereto. LTC is not in default under any judgment, order, injunction, rule or decree of any governmental entity or judicial authority.

                  6.6. Disclosure Documents. All of the Disclosure Documents have been duly filed by LTC, were in compliance with all applicable requirements and were complete and correct in all material respects as of the date at which the information was furnished, and contained no untrue statement of a material fact nor omitted to state a material fact required to be included therein or necessary in light of the circumstances under which it was made in order to make the statements made therein not misleading.

                  6.7 No Set-off, Defenses etc. LTC has not made any set-off under the Notes and has no claims therefor or any defenses against performance under the Notes.

7. REGISTRATION RIGHTS

                  7.1 Demand Registration of Shares.

                  (a) Demand Registration. At any time after April 30, 2002 and prior to the April 30, 2004, the Investor or any Permitted Transferees (as herein defined) holding in the aggregate at least 50% of the Shares may demand registration under the Securities Act of the Shares. The registration requested pursuant to this Section 7.1(a) is referred to herein as the "Demand Registration".

                  (b) Number of Demand Registrations; Notice. The Investor ( for the purposes of Sections 7.1(b) to 7.9, inclusive, a reference to the "Investor" shall include any Permitted Transferee holding in the aggregate at least 50% of the Shares) shall be entitled to one Demand Registration. Subject to the limitations contained in the following paragraphs of this Section 7.1, after the receipt of such Demand Registration, (i) LTC will be obligated and required to include in such Demand Registration all Shares with respect to which LTC shall receive from the

Investor the written request of the Investor for inclusion in such Demand Registration, and (ii) LTC will use its best efforts in good faith to effect promptly the registration of such Shares.

                  (c) Restrictions on Demand Registration. LTC will not be obligated to effect a Demand Registration within one hundred twenty (120) days after the effective date of a registration statement in which Shares of the Investor are included pursuant to the exercise of "piggyback rights" pursuant to
Section 7.2 hereof. LTC may postpone for a period not exceeding ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration if LTC provides the Investor with written notice that in LTC's good faith judgment such Demand Registration might have an adverse effect on any proposal or plan by LTC to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, public offering or similar transaction, provided that, in such event, the Investor will be entitled to withdraw such Demand Registration request and that, if such request is withdrawn, such Demand Registration will not be considered the one (1) Demand Registration to which the Investor is entitled.

                  7.2 Participation in Registered Offerings ("Piggyback Rights" for Shares). If LTC proposes or is required to register any of its shares or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms), it will at each such time or times give written notice to the Investor of its intention to do so. Upon the written request of the Investor given within twenty (20) days after receipt of any such notice, LTC shall use its best efforts to cause to be included in such registration any Shares held by the Investor and requested to be registered under the Securities Act and any applicable state securities laws; provided, that if the managing underwriter advises that less than all of the shares to be registered should be offered for sale so as not materially and adversely to affect the price or salability of the offering being registered by LTC, the Investor (but not LTC to the extent it desires to include shares for its own account) shall reduce the number of their Shares to be included in the registration statement as required by the underwriter to the extent requisite of all prospective sellers of the securities proposed to be registered (other than LTC) on a pro rata basis according to the amounts of securities proposed to be registered by all prospective sellers to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered. The registration requested pursuant to this Section 7.2 is referred to herein as the "Piggyback Registration".

                  7.3 Obligations of the Investor. It shall be a condition precedent to the obligation of LTC to register any Shares pursuant to this
Section 7 that the Investor shall furnish to LTC such information regarding the Shares held and the intended method of disposition thereof and other information concerning the Investor as LTC shall reasonably request and as shall be required in connection with the registration statement to be filed by LTC. If after a registration statement becomes effective LTC advises the Investor that LTC considers it appropriate to amend or supplement the applicable registration statement, the Investor shall suspend further sales of the Shares until LTC advises the Investor that such registration statement has been amended or supplemented.

                  7.4 Registration Proceedings. Whenever LTC is required by the provisions of this Section 4 to effect the registration of the Shares under the Securities Act, LTC shall:

         (i) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

         (ii) Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

         (iii) Furnish to the Investor and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

         (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky Laws of such jurisdictions as the Investor may reasonably request within twenty (20) days following the original filing of such registration statement, except that LTC shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

         (v) Notify the Investor, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (vi) Notify the Investor promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

         (vii) Prepare and promptly file with the SEC and promptly notify the Investor of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding any provision herein to the contrary, LTC shall not be required to amend, supplement, or update a prospectus contained in any registration statement if to do so would result in an unduly burdensome expense to LTC.

                  7.5 Expenses. With respect to the inclusion of the Shares in a registration statement pursuant to this Section 7, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by LTC; provided, however, that the Investor shall bear their own professional fees and pro rata share of the underwriting discount and commissions. The fees, costs and expenses of registration to be borne by LTC shall include, without limitation, all registration, filing, printing expenses, fees and disbursements of counsel and accountants for LTC, fees and disbursements of counsel for the underwriter or underwriters of such securities (if LTC and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky Laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

                  7.6 Indemnification of the Investor. Subject to the conditions set forth below, in connection with any registration of the Shares pursuant to this Section 7, LTC agrees to indemnify and hold harmless the Investor, any underwriter for the offering and each of their officers and directors and agents and each other person, if any, who controls the Investor or the underwriter (each, an "Investor Indemnified Party"), within the meaning of Section 15 of the Securities Act, as follows:

                   (i) Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by LTC or based upon written information furnished by LTC filed in any jurisdiction in order to qualify LTC's securities under the securities laws thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by LTC in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this section shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to LTC by or on behalf of the Investor expressly for use in connection therewith or arising out of any action or inaction of the Investor;

                  (ii) Subject to the proviso contained in Subsection (i) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of LTC; and

                  (iii) In no case shall LTC be liable under this indemnity agreement with respect to any claim made against any Investor Indemnified Party person unless LTC shall be notified, by letter or by facsimile confirmed by letter, of any action commenced against such Investor Indemnified Party, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim. The failure to so notify LTC, if prejudicial in any material respect to LTC's ability to defend such claim, shall relieve LTC from its liability to the indemnified person under this
                           Section 7, but only to the extent that LTC was prejudiced. The failure to so notify LTC shall not relieve LTC from any liability which it may have otherwise than on account of this indemnity agreement. LTC shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if LTC elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided such counsel is reasonably satisfactory to the Investor Indemnified Party in any suit so brought. In the event LTC elects to assume the defense of any such suit and retain such counsel the Investor Indemnified Party in the suit, shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them, as well as any other expenses thereafter incurred by them in connection with the defense thereof; provided, however, that if the Investor Indemnified Party reasonably believe that there may be available to them any defense or counterclaim different than those available to LTC or that representation of such Investor Indemnified Party by counsel for LTC presents a conflict of interest for such counsel, then such Investor Indemnified Party shall be entitled to defend such suit with counsel of their own choosing and LTC shall bear the fees, expenses and other costs of such separate counsel.

         7.7 Indemnification of LTC. the Investor agrees to indemnify and hold harmless LTC, each underwriter for the offering, and each of their officers and directors and agents and each other person, if any, who controls LTC and the underwriter within the meaning of Section 15 of the Securities Act and any other stockholder selling securities pursuant to the Registration Statement against any and all such losses, liabilities, claims, damages and expenses as are indemnified against any person by LTC under Section 7.6 (i), (ii) and (iii) above; provided, however, that such indemnification by the Investor hereunder shall be limited to any losses, liabilities, claims, damages, or expenses to the extent caused by any untrue statement of a material fact or omission of a material fact (required to be stated therein or necessary to make statements therein not misleading), if any made (or in settlement of any litigation effected with the written consent of such sellers, alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any application or other document in reliance upon, and in conformity with, written information furnished in respect of such seller by or on behalf of such seller expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document or arising out of any action or inaction of such seller in implementing such registered offering. Notwithstanding the foregoing, the indemnification obligation of the Investor shall not exceed the purchase price of the Shares paid by the Investor. In case any action shall be brought against LTC, or any other person so indemnified, in respect of which indemnity may be sought against any seller, such seller shall have the rights and duties given to LTC, and each other person so indemnified shall have the rights and duties given to the Investor, by the provisions of Section 7.6. The person indemnified agrees to notify the sellers promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.

         7.8 Contribution. If the indemnification provided for in Sections 7.6 and 7.7 above are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person who has committed fraudulent misrepresentation (within the meaning of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         7.9 Registration Rights to be Granted. If LTC shall grant to anyone other than Investor registration rights having terms more favorable than the rights granted pursuant to this Section 7, this Section 7 shall be deemed amended to include such more favorable terms.

         7.10 Assignment of Registration Rights. The right to have LTC register Shares pursuant to this Agreement shall be automatically assignable to any transferee of all or any portion of the Shares if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to LTC within a reasonable time after such assignment, (b) LTC is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities be the transferee or assignee is restricted under the Securities Act and applicable state securities laws and,
(d) at or before the time LTC receives the written notice contemplated by clause
(b) of this sentence, the transferee or assignee agrees in writing with LTC to be bound by all of the provisions contained herein (the foregoing a "Permitted Transferee").

8. BOARD OF DIRECTORS OF LTC

         Arch Hill shall vote in favor of Ilion's nominee to the LTC Board of Directors appointed pursuant to Section 5 of the LTC-Ilion Termination Agreement for so long as Ilion has the right to nominate a director to the LTC Board pursuant to the LTC-Ilion Termination Agreement.

9. MISCELLANEOUS

         9.1 Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the LTC, Ilion or any Investor under this Agreement shall be by telecopy or in writing and telecopied, mailed or delivered to each party at the telecopier number or its address as provided below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt to the following:

                  Lithium Technology Corporation
                  5115 Campus Drive
                  Plymouth Meeting, PA  19462-1129
                  Attention:  David J. Cade
                  Fax:  610-940-6091

                  with a copy to:

                  Gallagher, Briody and Butler
                  155 Village Blvd.
                  2nd Floor
                  Princeton, NJ  08540
                  Attention:  Thomas P. Gallagher
                  Fax:     609-452-0090

                  Ilion Technology Corporation
                  Goesling Chapman Bldg.
                  Level 5
                  63 Albert Street
                  Auckland, New Zealand
                  Attention: Robin Johannink
                  Fax:     011-64-9-307-1749
                  with a copy to:

                  Jones Young
                  ASB Bank Centre
                  Level 14
                  135 Albert Street
                  Auckland, New Zealand
                  Fax:  011-64-9-367-8799

                  Arch Hill Capital N.V.
                  Parksweg 2
                  2585 JJ's Gravenhage
                  Fax:     070-416-6050

                  with a copy to:

                  Davis, Matthews & Quigley, P.C.
                  3400 Peachtree Road, Northeast
                  14th Floor, Lenox Towers II
                  Atlanta, GA  30326
                  Attention:  J. Michael Harrison
                  Fax:     404-261-0159

         9.2 Nonwaiver. No failure or delay on any party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further excise thereof or of any other right.

         9.3 Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by all of the parties. Such waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

         9.4 Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9.5 Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         9.6 Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof or thereof.

         9.7 Entire Agreement. This Agreement constitutes and contains the entire agreement of the parties hereto and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting this Note Purchase and Sale Agreement.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

         9.9. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York located in the County of New York and the federal courts of the United States of America located in such State and County. Each of the parties (i) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (ii) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.1 will be deemed effective service of process on such party.

         9.10 JURY TRIAL. EACH PARTY HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE.

         9.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitutes but one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                     ILION TECHNOLOGY CORPORATION


                                     By:      /s/ Robin T. Johannink
                                         ---------------------------------------
                                            Robin Johannink
                                            Chairman and Chief Executive Officer

                                     LITHIUM TECHNOLOGY CORPORATION


                                     By:      /s/ David J. Cade
                                         ---------------------------------------
                                            David J. Cade
                                            Chairman and Chief Executive Officer


                                     ARCH HILL CAPITAL N.V.

                                     By:      /s/ H. H. Van Andel
                                        ----------------------------------------
                                           H. H. Van Andel
                                           Chief Executive Officer

                                     ANNEX A

INVESTOR NAME AND          PRINCIPAL AMOUNT OF                          NUMBER OF LTC SHARES TO
    ADDRESS               NOTES TO BE PURCHASED     PURCHASE PRICE     BE ISSUED UPON CONVERSION
    -------               ---------------------     --------------     -------------------------
Arch Hill Capital N.V.         $3,949,000              $800,000                39,490,000
     Parksweg 2
2585 JJ's Gravenhage

                                                                         ANNEX B


                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto Arch Hill Capital N.V. promissory notes issued by Lithium Technology Corporation to Ilion Technology Corporation, formerly Pacific Lithium Limited, in the principal amount of $3,949,000 and the right to purchase 39,490,000 shares of Common Stock, covered by the within Note and does hereby irrevocably constitute Barbara J. Comly Attorney to make such transfer on the books of Lithium Technology Corporation maintained for the purpose, with full power of substitution.


Dated:  December 31, 2001              ILION TECHNOLOGY CORPORATION


                                       By:  /s/ Robin T. Johannink
                                            ------------------------------------
                                            Robin Johannink
                                            Chairman and Chief Executive Officer

                                                                         ANNEX C


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS OR
(ii) THE COMPANY RECEIVES AN OPINION OF ITS COUNSEL, OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS.

                         LITHIUM TECHNOLOGY CORPORATION

                           CONVERTIBLE PROMISSORY NOTE

$3,949,000                                                     DECEMBER 31, 2001

         For value received, Lithium Technology Corporation, a Delaware corporation ("LTC"), hereby unconditionally promises to pay to the order of Arch Hill Capital N.V. (together with its successors, assigns and transferees, collectively, "Investor"), the principal amount of Three Million Nine Hundred Forty Nine Thousand Dollars ($3,949,000).

         1. Maturity. This Note shall automatically convert in accordance with the terms herein into Conversion Shares on the Maturity Date (as herein defined).

         2. Conversion.

         (a) The outstanding principal amount of this Note may be converted in whole or in part by the Investor into shares of Common Stock of LTC (the "Conversion Shares") at the conversion price equal to $.10 per share (the "Conversion Price") at any time after the date hereof.

         (b) The outstanding principal of this Note shall automatically convert into Conversion Shares at the Conversion Price on the first anniversary of the date that LTC has increased its number of authorized shares of Common Stock to a number sufficient to issues shares of Common Stock to all holders of LTC convertible securities including the Notes (the "Maturity Date").

         (c) In order to effect the conversion of all or part of the Note, Investor shall issue a notice of conversion substantially in the form attached hereto (the "Notice of Conversion") which may be by facsimile and surrender the Note for conversion if the Note is not already in possession of LTC. Each conversion of all or any portion of the

Note will be deemed to have been effected as of the close of business on the date on which the Note has been surrendered at the principal office of LTC. At such time as such conversion has been effected, to the extent that any portion of the Note is converted, the rights of Investor with respect to such portion of the Note shall cease and Investor shall be deemed to have become the holder of record of the shares of Conversion Shares represented thereby.

         (d) No fractional Common Shares shall be issued upon conversion of the Note. In lieu of any fractional share to which the holder would otherwise be entitled, LTC shall round up to the nearest whole Common Share.

         (e) Within ten days after a conversion has been effected, LTC will deliver to Investor:

         (i) a certificate or certificates representing the number of Conversion Shares issuable by reason of conversion in the name of Investor and in such denomination or denominations as Investor has specified; and

         (ii) a new Note representing any principal balance which was not converted into Conversion Shares in connection with such conversion; all other terms and conditions of the Note will remain in full force and effect.

         (f) The issuance of certificates for Conversion Shares upon conversion of the Note will be delivered by LTC within ten days of the date of conversion and will be made without charge to Investor for any issuance tax in respect thereof or other cost incurred by LTC in connection with such conversion and the related issuance of Conversion Shares.

         (g) The Conversion Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Note shall be subject to adjustment from time to time upon the happening of certain events as follows after the date hereof and through and including the Maturity Date:

         (i) In case LTC shall (1) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (2) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock immediately prior to such action. Such adjustment shall be made each time any event listed above shall occur.

         (ii) Whenever the Conversion Price is adjusted pursuant to Subsection
         (i) above, the number of Conversion Shares purchasable upon conversion of the Note shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of the Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

         (iii) All calculations under this Section 3(g) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (iv) Whenever the Conversion Price is adjusted, as herein provided, LTC shall promptly cause a notice setting forth the adjusted Conversion Price and adjusted number of Conversion Shares issuable upon exercise of the Note to be mailed to Investor, at its last address appearing in LTC's register. LTC may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by LTC) to make any computation required by this Section. In the case of a dispute as to the adjustment of the Conversion Price, the parties hereto agree to arbitrate the same in an office of the American Arbitration Association in New York, New York utilizing its commercial arbitration rules with an arbitrator selected by the parties or in the event that they are unable to do so, by the American Arbitration Association.

         3. Miscellaneous.

                  3.1 Transfer. This Note may be transferred in whole or in part by Investor at any time without the written consent of LTC to any other third party.

                  3.2 Waiver and Amendment.

                  (a) LTC hereby waives to the fullest extent permitted by applicable law, presentment, demand, notice, protest, and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note in respect of the time of payment or any other provisions of this Note.

                  (b) LTC FURTHER WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS NOTE.

                  (c) No failure or delay on the part of Investor in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

         3.3 Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to its conflicts of law principles.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified by the duly authorized representative of LTC.

                                       LITHIUM TECHNOLOGY CORPORATION


                                       By:      /s/ David J. Cade
                                            ------------------------------------
                                            David J. Cade
                                            Chairman and Chief Executive Officer

                              NOTICE OF CONVERSION


TO: LITHIUM TECHNOLOGY CORPORATION


         The undersigned, the holder of a promissory note in the principal amount of $______________________, hereby surrenders such Note for conversion into shares of Common Shares of Lithium Technology Corporation to the extent of $____________________________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, _________________________, whose address is
_____________________________________.


Dated:_____________________________




                                              __________________________________
                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of the Note)



                                              __________________________________
                                              (Address)


                                              __________________________________
                                              Tax Identification Number